UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Prudential Financial, Inc. (the “Company”) was held on May 8, 2018. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas J. Baltimore	267,168,383	1,976,604	1,190,914	39,943,829
Gilbert F. Casellas	256,724,644	9,409,850	4,199,521	39,943,829
Mark B. Grier	263,089,956	6,127,535	1,118,079	39,943,829
Martina Hund-Mejean	268,135,044	1,044,628	1,154,927	39,943,829
Karl J. Krapek	263,205,460	5,868,204	1,261,751	39,943,829
Peter R. Lighte	267,802,563	1,298,045	1,234,328	39,943,829
George Paz	267,832,425	1,161,691	1,342,122	39,943,829
Sandra Pianalto	263,633,617	5,625,818	1,076,189	39,943,829
Christine A. Poon	265,128,820	4,045,828	1,160,230	39,943,829
Douglas A. Scovanner	267,984,774	1,125,436	1,226,487	39,943,829
John R. Strangfeld	262,304,422	4,512,455	3,518,967	39,943,829
Michael A. Todman	267,938,566	1,174,361	1,223,797	39,943,829

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018 was approved based upon the following votes:

Votes for approval: 301,722,573

Votes against: 7,562,778

Abstentions: 995,437

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval: 255,465,664

Votes against: 11,800,873

Abstentions: 3,070,127

Broker non-votes: 39,943,829

4. The shareholder proposal regarding an independent Board Chairman was not approved based on the following votes:

Votes for approval: 106,630,149

Votes against: 161,583,541

Abstentions: 2,120,483

Broker non-votes: 39,943,829

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Senior Vice President and Corporate Secretary